Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 of WPP Group plc on Form S-8 of our report dated June 25, 2008 appearing in this Annual Report on Form 11-K of Ogilvy & Mather Profit Sharing Retirement and 401(k) Plan for the year ended December 31, 2007.

/s/ Bencivenga Ward & Company, CPA’s, P.C.
Valhalla, New York
June 26, 2008

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